Exhibit 10.1

AN EMPLOYMENT AGREEMENT

made and signed in Tel Aviv on the 1st day of the month of April in the year 2001 between

Ness I. N. G. Ltd.,
private company 51 - 169821 - 9
of Kiryat Atidim, Tel Aviv
(hereafter: the “Company”)

of the First Part;

and between

Mr. Shachar Efal
i.d. number 59256255
of 6 Alomot St., Ramat Efal
(hereafter: the “Employee”)

of the Other Part;

AND WHEREAS:

The Employee is already employed by the Company and the Company is interested in anchoring the terms of the Employee’s employment in this deed, all being subject to that stated below in this Agreement;

AND WHEREAS:	It is the wish of the Parties to determine their rights and obligations in this Agreement, all as will be specified below in the provision of this Agreement;

It is therefore declared, stipulated and agreed between the Parties as follows:

1.                                      The Preamble

The Preamble to this Agreement constitutes an inseparable part hereof.

2.                                      Interpretation

The headings to the clauses are solely for purposes of convenience and should not be used for purposes of interpretation and/or explanation of this Agreement.

3.                                      The Nature of the Agreement

This is a personal and special Agreement and it regulates exclusively and exhaustively the relations between the Company and the Employee regarding all the terms of the Employee’s hire and therefore the rights and obligations of the Employee in relation to the Company as based in the employer - employee relationship will be in accordance with this Agreement.

4.                                      The Period of the Agreement

4.1                                 The Employee will continue to be employed by the Company for a period of three years subject to that stated below. The Parties may extend this period by consent.

4.2                                 Either of the Parties may bring this Agreement to an early end before the end of the period of the Agreement, on condition that such Party gives the other notice in writing of its wish to do so at least ninety days in advance.

5.                                      The Office

The Employee will be hired by the Company in the position of Group President.

6.                                      Obligations pertaining to the Position

The Employee will fulfill his office professionally, with dedication, faithfully and with integrity.

7.                                      The Extent of the Position

7.1                                 The Employee will be employed in a full-time position.

7.2                                 The Employee undertakes to work hours as required for his office despite the transition to the customary work hours and customary days of work and the Employee declares in connection thereto that he is aware that the office is counted as one of the offices that require a special degree of personal confidence as stated in Section 30 (a) (5) of the Hours of Work and Rest Law, 5711 - 1951- and do not permit supervision of hours of his work and that therefore the provisions of the said Law will not apply to him.

8.                                      The Salary

8.1                                 The Company will pay the Employee a monthly salary in the amount of 56,000 NIS (hereafter: the “Basic Wage”).

8.2                                 The Basic Wage will be revised in full at the rate of increase of the Consumer Price Index when price increments are paid in the economy. The base index is the index for the month of January 2001 as published on February 15, 2001. The above revision includes all the price increments as may be paid from time to time to all wage earners in the economy as well as any national and/or works supplements and the Employee hereby waives any such supplement as aforesaid.

8.3                                 A wage revision discussion will be conducted in January 2002 between the Employee and the CEO of the Ness Technologies Group Inc. (the Group”). A wage revision discussion will be conducted every year thereafter in the month of April. The fact that the wage revision discussion is held does not obligate the Company to raise the Employee’s salary.

8.3                                 Income tax, national insurance and any other tax, levy or compulsory payment that is due in law, that may be applicable from time to time will be deducted from the Basic Wage in relation to the payment made by the Company to the Employee on the Employee’s behalf.

8.4                                 The Basic Wage will be paid to the Employee up until and no later than the ninth day of every calendar month, for work carried out by the Employee in respect of the preceding month.

8.5                                 It is made clear that the last salary of the Employee will be considered the last Basic Wage that was paid to him, for all intents and purposes, excluding any ancillary payments or bonus (hereafter: the “Last Salary”).

9.                                      Bonus

9.1                                 The Employee will be eligible for an annual bonus as determined in the Company bonus plan and as agreed between the Employee and the CEO of the Ness Group. In any case, the minimum annual bonus will be no less than 150% of the Basic Wage.

9.2                                 The bonus will be paid gross to the Employee and the Company will deduct from it all the deductions required in law including income tax, national insurance and other compulsory payments.

10.                               Directors’ Insurance and Benefits

10.1                           From the date of commencement of employment and as long as the Employee is employed by the Company, the Company will make payments to a pension fund as meant by Section 47 of the Income Tax (New Version) Ordinance within the context of a directors’ insurance policy (hereafter: the “Policy”) that will be effected with an agent and the insurance company selected by the Employee (hereafter: the “Insurer”).

10.2                           The contributions that the Company will make for the Employee within the framework of the Policy are as specified below:

10.2.1                  An amount that is the equivalent of 8.333% of the Employee’s Basic Wage, that will serve to cover severance pay that will become due to the Employee or his survivors.

10.2.2                  An amount that is the equivalent of 5% of the Employee’s Basic Wage that will serve as a financial benefit in favor of the Employee or his survivors.

10.3                           The Employee will make a contribution at his own expense in an amount that is the equivalent of 5% of the Employee’s Basic Wage as a financial benefit for the Employee or his survivors.

10.4                           In addition, the Company will make a contribution that is the equivalent of 2.5% of the Basic Wage for a loss of work ability component.

10.5                           The Employee will bear the tax expenses for the contributions in excess of the limit permitted by the Income Tax. In order to remove any doubt, it is made clear that the payments for directors’ insurance are at the expense of severance pay.

10.6                           On termination of the Employee’s employment for whatever the reason (whether at the initiative of the Company or at the initiative of the Employee) the Employee or his survivors will be entitled to receive title to all the monies and rights that have accrued and/or were created in the Policy and title to the Policy will be transferred to the name of the Employee and the Company will instruct the Insurer to act accordingly and will, on termination of the Agreement, immediately sign any document that may be required for the implementation of the aforesaid.

11.                                 Contributions to a Study Fund

The Company will make, at its own expense, contributions on behalf of the Employee to a study fund in the name of the Employee, at a rate that is the equivalent of 7.5 percent of the Basic Wage and the Employee will, at his own expense, make contributions for this purpose at a rate that is the equivalent of 2.5% of the Basic Wage. Amounts that are in excess of the limit recognized for tax purposes will be added to the gross salary of the Employee and in no case will be a part of his Basic Wage,

12.                                 Car Expenses

12.1                           The Company will make available to the Employee an executive car with a 2000 c.c. engine or bigger (hereafter: the “Car”).

12.2                           The Company will bear all the fixed and running expenses that are involved in the Car, all subject to the provisions of the relevant law.

12.3                           The Company will gross up the equivalent of making the Car available and use thereof in the Employee’s salary, all in accordance with the provisions of the relevant law.

13.                                 Cellular Telephone

13.1                           The Company will make a cellular telephone available to the Employee (hereafter: the “Cellular Telephone”).

13.2                           The Company will bear all the fixed and running expenses that are involved in the Cellular Telephone all subject to the provisions of the relevant law.

13.3                           If needed, the Company will gross up the equivalent of making the Cellular Telephone available and use thereof in the Employee’s salary, all in accordance with the provisions of the relevant law.

14.                                 Annual Vacation

14.1                           The Employee will be entitled to a paid annual vacation at the rate of 24 days for each year of his employment.

14.2                           The vacation days may be accumulated as the Employee chooses in accordance with and subject to the provisions of the relevant law.

14.3                           On termination of the Employee’s employment with the Company, the Company will pay him vacation redemption for the days of vacation that have accrued and that were not utilized.

15.                                 Sick Pay

The Employee will be entitled to receive sick pay in accordance with the provisions of the Sick Pay Law 5636 - 1976 and according to any provisions of law that apply in the matter at the relevant time.

This right may not be redeemed and may be used in effect only in the instance of sickness.

16.                                 Convalescence Pay

The Employee will be entitled to convalescent pay in accordance with the relevant provisions of law.

17.                                 Payments and Bonuses in the Event of a Termination of Employment

17.1                           In the event that the employment of the Employee is terminated at the initiative of the Company or at the initiative of the Employee other than in the event of dismissal on justified grounds, the Company will be obligated to give the Employee - without derogating from ay other right and/or relief and/or considerations that may be due to him on the basis of this Agreement and/or on the basis of the provisions of any law whatsoever - adjustment pay in the amount of a monthly Basic Wage and the other ancillary expenses, Car, Cellular Telephone, social benefits, etc. for a period of six months from the end of the period of early notice. The period of adjustment will not be considered as the period of employment and will not confer on the Employee rights such as vacation and continuity for the purpose of severance pay. Despite the aforesaid, if the Employee terminated his employment on his own initiative, the Company may demand that he continue in office until such date as it may specify providing it is no later than the end of the period of adjustment and in such case, the Employee will enjoy the full rights of an employee (such as vacation, the right to compensation, etc.).

17.2                           The amounts indicated above are gross and the Company will deduct from them the amounts required in law.

18.                                 Jurisdiction

18.1                           The laws of the State of Israel will apply to this Agreement, its performance and any other matter that concerns this Agreement and exclusive jurisdiction between the Parties to this Agreement will be vested in the Tel Aviv - Jaffa District Labor Court.

18.2                           The aforesaid in this clause does not confer material jurisdiction on the Labor Court over and above the material jurisdiction attributed to it in law.

19.                                 Absence of Waiver

An action and/or conduct of matters in a manner that differs from the provision of this Agreement or the exercise of any right whatsoever, whether in general or on the due date or grant of an extension or failure to institute a process or the lack of any action by either of the Parties, shall not be deemed a waiver of either of the Parties by virtue of this Agreement and/or in law.

20.                                 Exhaustive Agreement

This Agreement includes and exhausts in full all that agreed between the Parties and any prior representation, negotiations, undertaking, act, statement, document, arrangement, accord or authorization that was made between the Parties is hereby nullified and all such are invalid.

21.                                 Alteration of the Agreement

Any alteration and/or addition and/or amendment to this Agreement will be made in writing and signed by the Parties and if not, they shall be invalid.

22.                                 Notices

22.1                           Any notice that is sent between the Parties in accordance with this Agreement will be given in writing unless otherwise previously agreed in writing.

22.2                           A notice that is sent by mail to the addresses of the Parties as indicated in the Preamble to this Agreement will be deemed to have reached its destination within 3 days of the date on which it was delivered for dispatch by registered mail in Israel, and if delivered by hand, at the time of its delivery.

And in witness whereof, the Parties have set their hands:

NESS I.N.G. LTD

/s/ KOBI SAAD	/s/ SHACHAR EFAL
Kobi Saad	Shachar Efal
Finance Manager

/s/ RAVIV ZOLLER
Raviv Zoller
Director

Stamp: Ness I.N.G. LTD.
Kiryat Atidim
Building 1
Tel Aviv 61580